UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Oncternal Therapeutics, Inc.

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(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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12230 El Camino Real, Suite 300

San Diego, California 92130

NOTICE OF 2020 ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

The 2020 Annual Meeting of Stockholders of Oncternal Therapeutics, Inc., a Delaware corporation, will be held as a virtual meeting via live webcast on the Internet on Thursday, June 11, 2020, at 8:00 a.m. Pacific time.  Because the meeting is completely virtual and being conducted via the Internet, you will not be able to attend in person, but you will be able to participate online and submit your questions in advance or during the meeting. If you intend to participate in or vote your shares during the Annual Meeting, you must register online by no later than 5:00 p.m. Eastern Time on June 9, 2020. For instructions on how to participate in and vote your shares during the Annual Meeting, see the information in the accompanying Proxy Statement in the Section entitled, “General Information about the Annual Meeting and Voting – How can I participate in and vote at the Annual Meeting?”

The Annual Meeting is being held for the following purposes:

1.	to elect three directors for a three-year term to expire at the 2023 Annual Meeting of stockholders;
2.	to consider and vote upon the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.

to consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and

4.	to transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on April 13, 2020, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date and time of the Annual Meeting; the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter; a toll-free number, an email address and a website where stockholders may request a paper or email copy of the proxy statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to participate in the Annual Meeting.

Whether or not you expect to participate in our Annual Meeting, please vote in advance of the Annual Meeting by Internet or telephone as described in the accompanying proxy materials or, if you request that the proxy materials be mailed to you, by signing, dating and returning the proxy card enclosed with those materials. If you plan to participate in our Annual Meeting and wish to vote your shares during the meeting, you may do so at any time before the proxy is voted. All stockholders are cordially invited to participate in the meeting.

By Order of the Board of Directors,

/s/ James B. Breitmeyer

James B. Breitmeyer, M.D., Ph.D.

President, Chief Executive Officer and Director

San Diego, California

April 29, 2020

Your vote is important. Please vote your shares whether or not you plan to participate in the meeting.

PROXY STATEMENT

FOR THE ONCTERNAL THERAPEUTICS, INC.

2020 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

IMPORTANT INFORMATION ABOUT THE 2020 ANNUAL MEETING AND VOTING
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS

12230 El Camino Real, Suite 300

San Diego, California 92130

PROXY STATEMENT FOR THE ONCTERNAL THERAPEUTICS, INC.

2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 11, 2020

The board of directors of Oncternal Therapeutics, Inc. is soliciting your proxy for use at the Annual Meeting of stockholders to be held on Thursday, June 11, 2020, at 8:00 a.m., Pacific Time.  The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to participate in the Annual Meeting online and submit your questions in advance or during the meeting. If you intend to participate in or vote your shares during the Annual Meeting, you must register online by no later than 5:00 p.m. Eastern Time on June 9, 2020. For instructions on how to participate in and vote your shares during the Annual Meeting, see the information in the accompanying Proxy Statement in the Section entitled, “General Information about the Annual Meeting and Voting – How can I participate in and vote at the Annual Meeting?”

On or about May 1, 2020, we will mail to all stockholders of record entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report online and how to vote online. If you receive such a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. However, the Notice contains instructions on how to request to receive printed copies of these materials and a proxy card by mail.

EXPLANATORY NOTE

On March 6, 2019, GTx, Inc. (“GTx”), entered into an Agreement and Plan of Merger and Reorganization (as amended, the “Merger Agreement”), with privately-held Oncternal Therapeutics, Inc. (“Private Oncternal”) and Grizzly Merger Sub, Inc., our wholly-owned subsidiary (“Merger Sub”). Under the Merger Agreement, Merger Sub merged with and into Private Oncternal, with Private Oncternal surviving as our wholly-owned subsidiary. Following the completion of the Merger on June 7, 2019, GTx changed its name to Oncternal Therapeutics, Inc., and Private Oncternal, which remains as our wholly-owned subsidiary, changed its name to Oncternal Oncology, Inc. On June 10, 2019, the combined company’s common stock began trading on The Nasdaq Capital Market under the ticker symbol “ONCT.”  We refer to the foregoing transactions in this proxy statement as the “Merger.”

In connection with the Merger, the executive officers of the Company resigned and the executive officers of Private Oncternal were appointed as the executive officers of the combined company. In addition, certain members of the Company’s board of directors resigned, and certain members of the board of directors of Private Oncternal were appointed to the board of directors of the combined company. Throughout this proxy statement we discuss both our former executive officers and members of our board of directors prior to the Merger and our current executive officers and members of our board of directors.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 11, 2020: This proxy statement and our annual report are available electronically at www.proxydocs.com/ONCT.

IMPORTANT INFORMATION ABOUT THE 2020 ANNUAL MEETING AND VOTING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What am I voting on?

There are three proposals scheduled for a vote:

Proposal 1: To elect three (3) directors to our Board of Directors:

•	Daniel L. Kisner, M.D.;
•	William R. LaRue; and
•	Charles P. Theuer, M.D., Ph.D.

Proposal 2: Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Proposal 3: To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or SEC.

Who can vote at the meeting?

Only stockholders who owned our common stock on April 13, 2020 (“Record Date”), are entitled to vote at the Annual Meeting. On the Record Date, there were 15,392,377 shares of our common stock outstanding. Common stock is our only class of stock outstanding and entitled to vote.

How many votes do I have?

Each share of our common stock that you own as of April 13, 2020, entitles you to one vote.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders who have not previously requested the receipt of paper proxy materials advising them that they can access this proxy statement, our annual report and voting instructions over the Internet at www.proxydocs.com/ONCT.

You may request a printed copy of the proxy  statement and annual report via the internet at www.investorelections.com/ONCT, by calling 866-648-8133, or by sending a blank e-mail to paper@proxydocs.com with your 12 digit control number in the subject line. You can also state your preference to receive a paper copy for future meetings. There is no charge for you requesting a copy. Please make your request for a copy on or before June 1, 2020, to facilitate timely delivery. In addition, stockholders may request to receive proxy materials electronically by email or in printed form by mail on an ongoing basis.

All stockholders will have the ability to access the proxy materials via the internet at www.proxydocs.com/ONCT. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting.

How do I vote by proxy?

With respect to the election of each director, you may vote “For” the election of each of the nominees or “Withhold” your vote with respect to one or more of the nominees. With respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting, and with respect to the advisory vote on the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to participate in the meeting, we urge you to vote by proxy to ensure that your vote is counted.

By Mail: If you are a stockholder of record, and you elect to receive your proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. You should mail the proxy card in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card if you are voting over the Internet or by telephone. If you properly complete your proxy card and send it in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

Via the Internet in Advance of the Annual Meeting: You may vote at www.proxydocs.com/ONCT, 24 hours a day, seven days a week. Use the Company Number and Account Number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you.

By Telephone: You may vote using a touch-tone telephone by calling 866-586-3107, 24 hours a day, seven days a week. Use the account number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you.

During the Annual Meeting: You may still participate in the meeting and vote during the Annual Meeting even if you have already voted by proxy, however you must register by no later than 5:00 p.m. Eastern Time, on June 9, 2020, in order to do so. Instructions on how to register for and vote during the meeting will be delivered to you in a subsequent email following your registration.

Beneficial Owners: Shares Registered in the name of a Broker or Banks

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice of Internet Availability of Proxy Materials or, if you have requested physical copies, a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

To vote during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form. If you intend to participate in or vote your shares during the Annual Meeting, you must register online by no later than 5:00 p.m. Eastern Time on June 9, 2020. Instructions on how to register for and vote during the meeting will be delivered to you in a subsequent email following your registration.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,
•	you may notify our corporate secretary, Richard G. Vincent, in writing before the Annual Meeting that you have revoked your proxy, or
•	you may notify our corporate secretary in writing before the Annual Meeting and vote via the internet during the meeting.

General Information about the Annual Meeting and Voting – How can I participate in and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via webcast. Any stockholder can participate in the Annual Meeting live online after you register prior to the deadline at www.proxydocs.com/ONCT. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, and you have registered to participate in the Annual Meeting by 5:00 p.m. Eastern on Tuesday, June 9, 2020, you can vote during the Annual Meeting. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to participate in the Annual Meeting. A summary of the information you need to attend and participate in the Annual Meeting online is provided below:

•	On the day of the Annual Meeting, follow the instructions in the email communication you will receive after you have registered to participate.
•	Technical assistance for those having difficulty entering the meeting via the Internet will be provided to stockholders who have registered on the day of the Annual Meeting.
•	Webcast starts at 8:00 a.m. Pacific Time.
•	Stockholders may submit questions while participating in the Annual Meeting via the Internet.
•	Webcast replay of the Annual Meeting will be available until June 1, 2021.

To participate in the Annual Meeting, you will need the control number included in your Notice and Access Card, your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should register using your control number or otherwise vote through the bank or broker.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 13, 2020, or 7,696,189 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The three nominees who receive the most “For” votes (among votes properly cast during the meeting or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of BDO USA, LLP must receive “For” votes from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Proposal 3: Approval of the Compensation of the Named Executive Officers. The approval, on an advisory basis, of the compensation of the named executive officers must receive “For” votes from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Voting results will be tabulated and certified by Mediant Communications.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons participating in the Annual Meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as an “Against” vote for purposes of determining whether our stockholders have ratified the appointment of BDO USA, LLP, our independent registered public accounting firm, and whether our stockholders have approved the compensation of the named executive officers. However, because the election of directors is determined by a plurality of votes cast, stockholders will only have the option to vote “For” the election of each nominee or “Withhold” their vote for the election of one or more nominees.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors and the advisory vote to approve the compensation of the named executive officers, which are considered non-routine matters, broker non-votes, if any, will not be counted as shares entitled to vote on such matters and will have no effect on the result of the vote. Ratification of the appointment of BDO USA, LLP is expected to be considered a routine matter on which a broker or other nominee has discretionary authority to vote, so no broker non-votes are expected. However, if there are any broker non-votes for the ratification of appointment of BDO USA, LLP, such broker non-votes will have no effect on the result of the vote.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will not pay our directors, officers or other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2019 that we filed with the SEC on March 16, 2020, we will send you one without charge. Please write to:

Oncternal Therapeutics, Inc.

12230 El Camino Real, Suite 300

San Diego CA 92130

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the investor relations section of our website at www.oncternal.com.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our board of directors, which is currently composed of nine members. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names and certain other information for each of the nominees for election as a director and for each of the continuing members of the board of directors as of April 13, 2020:

	Class	Age	Position	Director Since (9)	Current Term Expires	Expiration of Term for Which Nominated
Nominees
Daniel L. Kisner, M.D. (2)(4)(8)	I	73	Director	2019	2020	2023
William R. LaRue (1)(4)	I	69	Director	2019	2020	2023
Charles P. Theuer (6)(7)	I	56	Director	2019	2020	2023
Continuing Directors
Man Cho (10)	II	58	Director	2019	2021	—
Xin Nakanishi, Ph.D. (8)	II	58	Director	2019	2021	—
Robert J. Wills, Ph.D.	II	66	Director	2015	2021	—
James B. Breitmeyer, M.D., Ph.D.	III	66	Director, President and Chief Executive Officer	2019	2022	—
Michael G. Carter, M.D., Ch.B., F.R.C.P. (5)(8)	III	82	Director	2006	2022	—
David F. Hale (2)(3)(6)	III	71	Chairman of the Board of Directors	2019	2022	—

(1)	Chairman, audit committee
(2)	Member, audit committee
(3)	Chairman, compensation committee
(4)	Member, compensation committee
(5)	Chairman, nominating and corporate governance committee
(6)	Member, nominating and corporate governance committee
(7)	Chairman, science and development committee
(8)	Member, science and development committee
(9)

Except as described in footnote (10), below, for Mr. Cho, with respect to the directors whose service commenced in 2019, represents the first year of service on our board of directors, which service commenced in June 2019 in connection with the Merger.

(10)	Mr. Cho joined our board of directors effective December 18, 2019, replacing Yanjun Liu, Ph.D.

If no contrary indication is made, proxies in the accompanying form will be voted for the nominees, or in the event that any nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Dr. Kisner, Mr. LaRue and Dr. Theuer are currently members of our board of directors.

Information Regarding Directors

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. The process undertaken by the nominating/corporate governance committee in recommending qualified director candidates is described below under “Director Nominations Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs. The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

Daniel L. Kisner, M.D. has served as a member of our board of directors since the completion of the Merger in June 2019. Dr. Kisner currently serves as an independent consultant in the life science industry. He was a partner at Aberdare Ventures from 2003 to 2011. Dr. Kisner served as Chairman of the Board of Directors of Caliper Life Sciences from 2002 to 2008, and as President and CEO of its predecessor company, Caliper Technologies, from 1999 to 2002. He held positions of increasing responsibility at Isis Pharmaceuticals, Inc., from 1991 to 1999, most recently as President and COO. Dr. Kisner previously served in pharmaceutical research and development executive positions at Abbott Laboratories from 1988 to 1991 and at SmithKline Beckman Laboratories from 1985 to 1988. He held a tenured faculty position in the Division of Medical Oncology at the University of Texas, San Antonio School of Medicine until 1985 after a five-year advancement through the Cancer Treatment Evaluation Program of the National Cancer Institute. Dr. Kisner is board certified in internal medicine and medical oncology. Dr. Kisner holds a B.A. from Rutgers University and an M.D. from Georgetown University. Dr. Kisner currently serves as a director at Conatus Pharmaceuticals Inc., Zynerba Pharmaceuticals and Dynavax Technologies Corporation, and has extensive prior private and public company board experience, including serving as Chairman of the Board of Directors at Tekmira Pharmaceuticals. Dr. Kisner’s extensive leadership experience in the biotechnology and biopharmaceutical industries and as a venture capital investor contributed to the board of directors’ conclusion that he should serve as a director of the Company.

William R. LaRue has served as a member of our board of directors since the completion of the Merger in June 2019, and as a member of the board of directors of Private Oncternal since December 2017. Mr. LaRue currently serves as an independent board member for multiple public and private companies in the life science industry. He served as Senior Vice President and Chief Financial Officer at Cadence Pharmaceuticals, Inc., a biopharmaceutical company, starting in June 2006, and expanded his role to serve as Assistant Secretary at Cadence in April 2007, serving in both capacities until the company’s acquisition by Mallinckrodt plc in March 2014. At Cadence, Mr. LaRue was a member of the Executive Committee with direct responsibility for the company’s financial leadership including corporate financing, investor relations, financial planning and reporting, SEC reporting, accounting, treasury, risk management, tax and information technology. During his tenure, Cadence raised over $375 million in public and private equity and senior debt, including an IPO in October 2006 as the company transitioned from a development stage to a commercial stage company. Prior to joining Cadence, Mr. LaRue served as the Senior Vice President and Chief Financial Officer of CancerVax Corporation, a biotechnology company, from 2001 until its merger with Micromet, Inc. in May 2006. Mr. LaRue currently serves as a member of the board of directors and chairperson of the Audit Committees of TRACON Pharmaceuticals, Inc., Conatus Pharmaceuticals, Inc. and Alastin Skincare, Inc. He previously served on the boards of directors of Applied Proteomics, Inc., Neurelis, Inc. and Cadence Pharmaceuticals, Inc. Mr. LaRue received a B.S. in business administration and an M.B.A. from the University of Southern California.  Mr. LaRue’s extensive financial experience and leadership in both private and public companies contributed to the board of directors’ conclusion that he should serve as a director of the Company.

Charles P. Theuer, M.D., Ph.D., has served as a member of our board of directors since the completion of the Merger in June 2019, and as a member of the board of directors of Private Oncternal since March 2018.  He has been President, Chief Executive Officer and a member of the board of TRACON Pharmaceuticals, Inc. since July 2006. From 2004 to 2006, Dr. Theuer was the Chief Medical Officer at TargeGen, Inc., a biotechnology company. Prior to joining TargeGen, Inc., Dr. Theuer was Director of Clinical Oncology at Pfizer, Inc., a pharmaceutical corporation, from 2003 to 2004. Dr. Theuer has also held senior positions at IDEC Pharmaceuticals Corp. from 2002 to 2003 and at the National Cancer Institute from 1991 to 1993. In addition, he has held academic positions at the University of California, Irvine, where he was Assistant Professor in the Division of Surgical Oncology and Department of Medicine. Dr. Theuer currently serves as a director at 4D Molecular Therapeutics, a position he has held since January 2016. Dr. Theuer received a B.S. from the Massachusetts Institute of Technology, an M.D. from the University of California, San Francisco, and a Ph.D. from the University of California, Irvine. He completed a general surgery residency program at Harbor-UCLA Medical Center and was board certified in general surgery in 1997. Dr. Theuer’s extensive clinical development experience and service as a director or officer of healthcare companies contributed to the board of directors’ conclusion that he should serve as a director of the Company.

Continuing Members of the Board of Directors

Class II Directors continuing in Office until the 2021 Annual Meeting of Stockholders

Man Cho has served as a member of our board of directors since December 2019. Since 2013, Mr. Cho has served as Executive Director and President of Shanghai Pharmaceuticals Holding Co. Ltd., a biopharmaceutical company which is dual-listed on both the Shanghai and Hong Kong stock exchanges. Prior to his role at Shanghai Pharmaceuticals, Mr. Cho was Vice Chairman and Chief Executive Officer of Wing Fat Printing Co., Ltd. From 2008 to 2013.  Mr. Cho has also served as Vice President of China Resources Pharmaceutical Group, Vice Director and head of the sales department of Shenzhen South Pharmaceutical Co. Ltd. and head of the transfusion medicine department, head of the drug injection department and pharmacist at Nanfang Hospital. Mr. Cho holds a Bachelor’s degree in Pharmacy from Sichuan University (formerly known as West China University of Medical Science) and a Master’s degree in Management from the School of Management, Fudan University. Mr. Cho’s extensive experience in the life science and pharmaceutical industries contributed to the board of directors’ conclusion that he should serve as a director of the Company.

Xin Nakanishi, Ph.D., has served as a member of our board of directors since the completion of the Merger in June 2019, and as a member of the board of directors of Private Oncternal since November 2018. She has served as the Chief Executive Officer of Shanghai Pharma Biotherapeutics USA Inc., a subsidiary of and Shanghai Pharmaceutical (USA) Inc. (SPH USA), since July 2018. Dr. Nakanishi previously served as a venture partner at Yuansheng BioVenture from 2017-2018, and was CEO and founder of Sunvita Therapeutics, LLC from 2009-2018 a company that provided cross border business development for various U.S. and Chinese biopharmaceutical companies.  She was also the Director of Biology at Phenomix Inc., a senior scientist at Pfizer, and a group leader at Immusol Inc. Dr. Nakanishi holds a B.A. in Virology from Wuhan University and a Ph.D. in Biochemistry from the University of Kansas. Dr. Nakanishi’s extensive experience in the life science and pharmaceutical industries contributed to the board of directors’ conclusion that she should serve as a director of the Company.

Robert J. Wills, Ph.D., joined our board as the Executive Chairman in March 2015, and has served as a member of our board since the completion of the Merger in June 2019. Dr. Wills has over three decades of experience as a leader in the pharmaceutical and biotechnology industry. Dr. Wills also serves as Chairman of the Board of CymaBay Therapeutics, as board member at Parion Sciences, Inc., as board member at Go Therapeutics and as a member of the Emerging Companies Section Governing Board of Biotechnology Innovation Organization (BIO). Prior to these roles, Dr. Wills spent over 25 years at Johnson & Johnson. Most recently he was Vice President, Alliance Management, Janssen Pharmaceutical Companies of Johnson & Johnson. He also served as Senior Vice President Global Development, where he was responsible for the R&D pipeline and a member of the R&D Board of Directors. In addition, he served on several of the commercial Operating Company Boards and key pharmaceutical group decision-making committees. Dr. Wills began his career at Hoffmann-LaRoche where he spent 10 years in several roles of scientific responsibility. He holds a BS in Biochemistry and an MS in Pharmaceutics from the University of Wisconsin and a PhD in Pharmaceutics from the University of Texas. Dr. Will’s extensive experience in the life science and pharmaceutical industries and experience as an executive of the Company prior to the Merger contributed to the board of directors’ conclusion that he should serve as a director of the Company.

Class III Directors continuing in Office until the 2022 Annual Meeting of Stockholders

James B. Breitmeyer, M.D., Ph.D., has served as a member of our board of directors and as our President and Chief Executive Officer since the completion of the Merger in June 2019. Dr. Breitmeyer served as a member of the board of directors of Private Oncternal and as President and Chief Executive Officer of Private Oncternal since September 2015. Dr. Breitmeyer is a veteran biotech executive with experience successfully starting and growing biotechnology organizations.  He has been responsible for both the development and implementation of both operational and drug development strategies, as well as supervising and managing both large organizations and emerging biotechnology companies.  Dr. Breitmeyer served as President of Bavarian Nordic, Inc. and Executive Vice President of Bavarian Nordic A/S, a multinational corporation headquartered in Denmark, from February 2013 to July 2015 where he oversaw business operations and development strategy both for Bavarian Nordic, Inc. and Bavarian Nordic A/S. He has been a director of Zogenix, Inc., a public pharmaceutical company, since March 2014, and was their acting Chief Medical Officer from August 2012 to February 2013 where he was responsible for clinical development and regulatory strategy.  He previously served as the Executive Vice President of Development and Chief Medical Officer of Cadence Pharmaceuticals Inc., a public pharmaceutical company, from August 2006 to August 2012, and the Chief Medical Officer of Applied Molecular Evolution Inc., a wholly-owned subsidiary of Eli Lilly and Co., a global pharmaceutical company, from December 2001 to August 2006. Dr. Breitmeyer was also the founder, President and Chief Executive Officer of the Harvard Clinical Research Institute, and Chief Medical Officer and Head of Research & Development for North America at Serono Laboratories Inc., an international biopharmaceutical company. Dr. Breitmeyer served as a founding collaborator and scientific advisor to Immunogen Inc., a biotechnology company, and held clinical and teaching positions at the Dana Farber Cancer Institute and Harvard Medical School. Currently, Dr. Breitmeyer serves as a director on two public boards, Zogenix, Inc., where he is also a member of the compensation committee and Otonomy, Inc. (OTIC) where he is a director and member of the compensation and audit committees.  Dr. Breitmeyer earned his B.A. in Chemistry from the University of California, Santa Cruz and his M.D. and Ph.D. from Washington University School of Medicine and is Board Certified in Internal Medicine and Oncology. He holds an active California medical license. The board of directors believes that Dr. Breitmeyer’s perspective and experience as Oncternal’s President and CEO, as well as his depth of operating and senior management experience in the pharmaceutical industry in both private and public organizations and educational background, provide him with the qualifications and abilities to serve as a director of the Company.

Michael G. Carter, M.D., Ch.B., F.R.C.P., was appointed as a member of our board of directors in May 2006.  Previously, Dr. Carter was a non-executive director of Santarus, Inc. from 2004 to 2013, served as a non-executive director of Micromet AG from 2001 to 2005 and of MICROMET, Inc. from 2006 to March 2012, and served as a non-executive director of Fulcrum Pharma, PLC from 2005 to 2010. Dr. Carter was a member of the Advisory Board of Paul Capital Royalty Fund from 2005 to 2008, and was a venture partner with SV Life Sciences Advisors, LLP from 1998 to 2016. He has served as a member of the strategic advisory board of Healthcare Royalty Partners (HCRP) since September 2009 and a member of the HCRP Investment Committee since 2015. Dr. Carter was the non-executive chairman of Metris Therapeutics, Ltd., a biotechnology firm specializing in women's healthcare from 1999 to 2008. He was also a non-executive director of ONCOETHIX from June 2013 until its sale to Merck & Co., in December 2014. Dr. Carter served on the Pharmaceutical Board of I.C.I. Zeneca Pharmaceuticals, a predecessor company of AstraZeneca, and held various positions with I.C.I. Zeneca from 1984 to 1998, including International Medical Director and International Marketing Director. From 1985 to 1995, Dr. Carter served as a member of the U.K. Government's Medicines Commission. Dr. Carter is an Elected Fellow of the Royal Pharmaceutical Society, Faculty of Pharmaceutical Medicine, and of the Royal College of Physicians of Edinburgh. Dr. Carter holds a degree in pharmacy from London University (U.K.) and a medical degree from Sheffield University Medical School (U.K.). The board of directors believes that Dr. Carter’s specific expertise in the development and commercialization of pharmaceutical products by both large pharmaceutical companies and small specialty biotech companies provide him with the qualifications and expertise to serve as a director of the Company.

David F. Hale has served on our board of directors since the completion of the Merger in June 2019. He was a co-founder and served as a member of the board of directors of Private Oncternal since 2013, and Chairman of the Board of Private Oncternal from December 2018 until the Merger.  Since May 2006, Mr. Hale has served as Chairman & CEO of Hale Biopharma Ventures, LLC.  He is a serial entrepreneur who has been involved in the formation and development of numerous life sciences companies.  He was previously President and CEO of CancerVax Corporation, a cancer therapeutic company from October 2000 through May 2006 when CancerVax merged with Micromet, Inc.  He became Chairman of Micromet, Inc. until the sale of the company to Amgen Inc. in 2012.  After joining Hybritech, Inc., in 1982, he was President & Chief Operating Officer and became CEO in 1986, when Hybritech was acquired by Eli Lilly and Co.  From 1987 to 1997 he was Chairman, President and CEO of Gensia, Inc. He was a co-founder and Chairman of Viagene, Inc. from 1987 to 1995.  He was President and CEO of Women First HealthCare, Inc. from January 1998 to June 2000.  Prior to joining Hybritech in 1982, Mr. Hale was Vice President and General Manager of BBL Microbiology Systems, a division of Becton, Dickinson & Co. and from 1971 to 1980, held various marketing and sales management positions with Ortho Pharmaceutical Corporation, a division of Johnson & Johnson, Inc.  Mr. Hale also serves as Chairman of Biocept, Inc. and Conatus Pharmaceuticals Inc.  Mr. Hale previously served as Chairman of Santarus, Inc., Somaxon, Inc., SkinMedica, Inc., CRISIMed, Inc. and Agility Clinical, Inc.  He also serves as Chairman of a number of privately held companies, including MDR Aesthetics Inc., Recros Medica, Inc., Clarify Medical, Inc., Neurana Pharmaceuticals, Inc. and Adigica Health, Inc., and as a Co-founder and Director of Neurelis, Inc.  Mr. Hale also is a co-founder and serves on the Board of Directors of BIOCOM, is a former member of the board of The Biotechnology Industry Organization, or BIO, and the Biotechnology Institute.  Mr. Hale also serves as a member of the board of directors of the San Diego Economic Development Corporation, as a board trustee of Rady Children’s Hospital of San Diego, and Chairman of the board of Rady Children’s Institute of Pediatric Genomics.  He is a co-founder of the CONNECT Program in Technology and Entrepreneurship.  Mr. Hale holds a B.A. in Biology and Chemistry from Jacksonville State University. The board of directors believes Mr. Hale is qualified to serve as chairman of the Company because of his extensive knowledge of Oncternal’s business and history, experience as a board member of multiple publicly-traded and privately-held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies.

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of Nasdaq rules.

Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that each of our current directors, other than James B. Breitmeyer, M.D., Ph.D., our Chief Executive Officer and President, and Robert J. Wills, Ph.D., our former Executive Chairman prior to the completion of the Merger, qualifies as an “independent” director within the meaning of the Nasdaq rules. Accordingly, a majority of our directors are independent, as required under Nasdaq rules.

Board Leadership Structure

Our board of directors is currently led by its chairman, David F. Hale. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the Company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the Company.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including related to cybersecurity. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating/corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Board of Directors Meetings

During the fiscal year ended December 31, 2019, our board of directors held five meetings (including regularly scheduled, telephonic and special meetings) following the completion of the Merger. No director attended fewer than 75% of the total number of meetings held during such director’s term of service by the board of directors and the committees of which he or she was a member. Mr. Hale, Dr. Breitmeyer, Dr. Kisner, Mr. LaRue, Dr. Nakanishi and Dr. Theuer were each appointed to our board of directors effective as of the completion of the Merger on June 7, 2019, and Mr. Cho was appointed to our board of directors effective upon the resignation of Yanjun Liu, Ph.D., effective December 18, 2019.

Committees of the Board of Directors

We have four standing committees — an audit committee, a compensation committee, a nominating and corporate governance committee, and a science and development committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Corporate Governance section of our website at www.oncternal.com.

Audit Committee

From the completion of the Merger, our audit committee has consisted of three members: Mr. LaRue (chairman and financial expert), Mr. Hale and Dr. Kisner. Prior to the completion of the Merger, the audit committee consisted of J. Kenneth Glass (chairman and financial expert), Michael G. Carter, M.D., Ch.B., F.R.C.P., and Kenneth S. Robinson, M.D., M.Div.

Our board of directors has determined that Mr. LaRue qualifies as an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that all members of the audit committee are independent directors, as defined in the Nasdaq qualification standards and by Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the completion of the Merger, our audit committee met five times during fiscal year 2019.

The audit committee is governed by a written charter adopted by our board of directors. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The audit committee’s responsibilities include, among other things:

•	selecting and appointing our independent registered public accounting firm;
•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;
•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•	preparing the report of the audit committee that the SEC requires in our annual proxy statement;
•	reviewing policies with respect to risk assessment and risk management, including with respect to cybersecurity;
•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our related person transaction policy and procedures; and
•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

From the completion of the Merger, our compensation committee has been composed of three members: Mr. Hale (chairman), Dr. Kisner and Mr. LaRue. Prior to the completion of the Merger, the compensation committee consisted of Michael G. Carter, M.D., Ch.B., F.R.C.P. (chairman), J. Kenneth Glass and J.R. Hyde, III. Our board of directors has determined that all members of our compensation committee are independent directors, as defined in the Nasdaq qualification standards. Following the completion of the Merger, our compensation committee met seven times during fiscal year 2019.

The compensation committee is governed by a written charter approved by our board of directors. The compensation committee’s purpose is to assist our board of directors overseeing the development plans and compensation for our senior management and directors and recommend these plans to our board of directors. The compensation committee’s responsibilities include, among other things:

•	reviewing our compensation philosophy, including our policies and strategy relative to executive compensation;
•	reviewing and approving or recommending to the full board for approval the compensation of our Chief Executive Officer;
•	reviewing and approving or recommending to the full board for approval the compensation of our other executive officers;
•	reviewing and recommending to the full board for approval the compensation policies for members of our board of directors and board committees;
•	reviewing, approving or making recommendations to the board for approval of our benefit plans and the issuance of stock options and other awards under our equity incentive plans;

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reviewing and discussing with management our compensation discussion and analysis to be included in our annual proxy report or annual report on Form 10-K and producing the report that the SEC requires in our annual proxy statement;

•	preparing our annual compensation committee report, to the extent required; and
•	reviewing and evaluating, at least annually, the performance of the compensation committee and its members including compliance of the compensation committee with its charter.

Nominating & Corporate Governance Committee

From the completion of the Merger, our nominating and corporate governance committee has been composed of three members: Dr. Carter (chairman), Mr. Hale and Dr. Theuer. Prior to the completion of the Merger, the nominating and corporate governance committee consisted of Kenneth S. Robinson, M.D., M.Div. (chairman), J.R. Hyde, III, and Garry A. Neil, M.D.  Our board of directors has determined that all members of our nominating and corporate governance committee are independent directors, as defined in the Nasdaq qualification standards. Following the completion of the Merger, our nominating and corporate governance committee met twice during fiscal year 2019.

The nominating and corporate governance committee is governed by a written charter approved by our board of directors. The nominating and corporate governance committee’s purpose is to assist our board of directors by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The nominating and corporate governance committee’s responsibilities include, among other things:

•	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;
•	administering a policy for considering stockholder nominees for election to our board of directors;
•	evaluating and recommending candidates for election to our board of directors;
•	overseeing our board of directors’ performance and self-evaluation process;
•	reviewing our corporate governance guidelines and providing recommendations to the board regarding possible changes; and
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reviewing and evaluating, at least annually, the performance of the nominating/corporate governance committee and its members including compliance of the nominating and corporate governance committee with its charter.

Science & Development Committee

From the completion of the Merger, our science and development committee has been consisted of five members: Dr. Theuer (chairman), and Drs. Carter, Kisner, Nakanishi and Wills. Prior to the completion of the Merger, the scientific and development committee consisted of Dr. Wills (chairman), Dr. Carter and Garry A. Neil, M.D.  Following the completion of the Merger, our science and development committee met three times during fiscal year 2019.

The science and development committee is governed by a written charter approved by our board of directors. The science and development committee’s purpose is to assist the Board by reviewing and evaluating the Company’s research and development strategy and its research, development and clinical programs. The science and development committee’s responsibilities include, among other things:

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reviewing, evaluating and reporting to the Board regarding strategy, plans and goals, as well as progress and performance, of the Company’s preclinical research and development programs and clinical programs;

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reviewing and evaluating the infrastructure and resources made available by the Company for its preclinical research and development activities and its clinical programs, and make recommendations as appropriate if the infrastructure and/or resources are insufficient, in the opinion of the committee, to accomplish the Company’s goals;

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identifying and discussing significant emerging scientific, preclinical, clinical, medical, regulatory or legislative issues and trends, and any relevant competitive activity, focusing particularly on their potential impact on any Company programs, plans, or policies relating to its preclinical research and development activities and its clinical programs; and

•	reviewing and evaluating, at least annually, the performance of the science and development committee and its members including compliance of the science and development committee with its charter.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with BDO USA, LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States of America, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee by the standards of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee has received the written disclosures and the letter from BDO USA, LLP required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and the audit committee has discussed with BDO USA, LLP their independence from Oncternal Therapeutics, Inc. and its management.

The audit committee met with BDO USA, LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls including internal control over financial reporting and the overall quality of the Company’s financial reporting. BDO USA, LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. The audit committee’s meetings with BDO USA, LLP were held with and without management present. The audit committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the Company’s board of directors that the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in our annual report on Form 10-K for the year ended December 31, 2019, filed by the Company with the SEC. The audit committee and the Company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2020.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

William R. LaRue (Chairman)

David F. Hale

Daniel L. Kisner, M.D.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are Mr. Hale (chairman), Dr. Kisner and Mr. LaRue. None of the foregoing members of our compensation committee, or any individual who served on our compensation committee during 2019 prior to the Merger, currently serves, or in the past year has served, as an officer or employee of Oncternal Therapeutics, Inc. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the nominating and corporate governance committee will consider among other things the following factors:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•	strong finance, accounting or executive compensation experience;
•	experience relevant to our industry;
•	experience as a board member of another publicly held company;
•	leadership skills;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; and
•	practical and mature business judgment.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Other than the foregoing criteria for director nominees, the nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. The nominating and corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the Company and its stockholders. The nominating and corporate governance committee does, however, believe it is appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee may identify the desired skills and experience of a new nominee in light of the criteria above, in which case, the nominating and corporate governance committee would generally poll our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.

The nominating/corporate governance committee evaluates director candidate recommendations by stockholders in the same manner as it evaluates other director candidate recommendations. In connection with the Merger, Dr. Xin Nakanishi and Dr. Yanjun Liu were appointed to the board of directors as designees of SPH USA, our largest stockholder. Upon the resignation of Dr. Liu in December 2019, Mr. Cho was appointed to our board of directors as the designee of SPH USA.

Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations. Any stockholder recommendations for additions to the board of directors should be sent to Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 300, San Diego, CA 92130, Attention: Corporate Secretary.

Director Attendance at Annual Meetings

Although our Company does not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting, we encourage all of our directors to attend.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors, a committee of the board of directors, or an individual director should submit their written comments to our corporate secretary at Oncternal Therapeutics, Inc., Attn: Corporate Secretary, 12230 El Camino Real, Suite 300, San Diego, California 92130. The corporate secretary will forward such communications to each member of our board of directors, the applicable committee or to the applicable director(s). Items that are unrelated to the duties and responsibilities of the board of directors will be excluded. In addition, material that is illegal, inappropriate or similarly unsuitable will be excluded. Any letter that is filtered out under these standards, however, will be made available to any director upon request.

Corporate Governance

Our Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, and Science and Development Committee Charter are each available, free of charge, on our website at www.oncternal.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our Company’s other corporate governance documents, free of charge, to any stockholder upon written request to Oncternal Therapeutics, Inc., Attention: Corporate Secretary, 12230 El Camino Real, Suite 300, San Diego, California 92130.

Director Compensation

We compensate non-employee members of the board of directors. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees.

Prior to the Merger

Prior to the Merger, GTx maintained the GTX Non-Employee Director Compensation Policy (the “GTx Director Compensation Policy”), pursuant to which the following cash compensation payments were made quarterly to the board and committee members:

•	a $35,000 annual retainer for service as a member of the board;
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a supplemental annual retainer for the lead director and for the chairs of each board committee in the following amounts: $15,000 for the lead director; $17,500 for chair of the GTx audit committee; $10,000 for chair of the GTx compensation committee; and $8,500 for chair of the GTx nominating and corporate governance committee; and

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a supplemental annual retainer for each member of the following committees other than the chairs, in the following amounts: $10,000 for members of the GTx audit committee; $7,500 for members of the GTx compensation committee; $5,000 for members of the GTx nominating and corporate governance committee; and $10,000 for members of the GTx scientific and development committee.

No equity awards were granted to the members of GTx board during 2019 prior to the Merger. Pursuant to the Merger Agreement, all outstanding unvested options held by GTx’s non-employee directors vested in full upon the closing of the Merger.

Following the Merger

In September 2019, after consultation with the compensation committee’s independent compensation consultant, our board of directors approved a new non-employee director compensation policy. Under this policy, we provide cash compensation in the form of an annual retainer of $40,000 for each non-employee director. We also pay an additional annual retainer of $35,000 to the chairperson of our board of directors, $15,000 to the chairperson of our audit committee, $10,000 to the chairperson of our compensation committee, and $8,000 to the chairperson of our nominating and corporate governance committee. We also pay an additional $7,500 per year to members of the audit committee (other than the chair), an additional $5,000 per year to members of our compensation committee (other than the chair), an additional $4,000 per year to members of our nominating/corporate governance committee (other than the chair), and an additional $8,000 per year to members of the Science and Development Committee. The cash compensation under the policy for 2019 was paid retroactive to the closing of the Merger.

We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

Under our non-employee director compensation policy, any non-employee director who is first elected to the board of directors is granted an option to purchase 30,000 shares of our common stock on the date of his or her initial election to the board of directors, except for a non-employee director who is first elected as chairperson of the board of directors, who is granted an option to purchase 40,000 shares of our common stock. In addition, on the date of each annual meeting of our stockholders, including the 2020 Annual Meeting, each non-employee director is eligible to receive an option to purchase 15,000 shares of common stock, except the non-employee director serving as chairperson of our board of directors, who is eligible to receive an option to purchase 22,500 shares of common stock. In addition, concurrently with the adoption of the director compensation policy, each of our non-employee directors were granted a stock option to purchase 30,000 shares of our common stock (with Mr. Hale granted a stock option to purchase 40,000 shares of our common stock).

The options granted on the effective date of the policy to our non-employee directors and the initial options granted to non-employee directors will vest over three years in 36 equal monthly installments, subject to the director’s continuing service on our board of directors on those dates. The annual options granted to non-employee directors described above will vest over one year in 12 equal monthly installments, subject to the director’s continuing service on our board of directors on those dates. In addition, the options granted to our non-employee directors will vest upon a change in control. The term of each option granted to a non-employee director will be ten years and will remain exercisable for a period of 12 months following a director’s termination of service, or such longer period as the board of directors may determine in its discretion on or after the date of grant of such stock options. These options will be granted under the Company’s 2019 Incentive Award Plan. All options have an exercise price per share equal to the fair market value of our common stock on the date of grant.

Summary Director Compensation

The following table summarizes cash and stock compensation received by our non-employee directors during the year ended December 31, 2019. Neither Dr. Breitmeyer nor Marc S. Hanover (who served as our President and Chief Executive Officer prior to the Merger) are included in the following table as they served as executive officers of the Company during 2019 and their compensation is included in the Summary Compensation Table in the “Executive Compensation and Other Information” section below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Michael G. Carter, M.D., Ch.B., F.R.C.P.	31,733	—	114,300	—	—	146,033
Man Cho	1,505	—	88,200	—	—	89,705
David F. Hale	120,400	—	152,400	—	—	272,800
J.R. Hyde, III (2)	15,626	—	—	—	—	15,626
J. Kenneth Glass (2)	30,000	—	—	—	—	30,000
Daniel L. Kisner, M.D.	34,283	—	114,300	—	—	148,583
William R. LaRue	34,000	—	114,300	—	—	148,300
Yanjun Liu, Ph.D. (3)	21,161	—	114,300	—	—	135,461
Xin Nakanishi, Ph.D.	27,200	—	114,300	—	—	141,500
Garry A. Neil, M.D. (2)	12,500	—	—	—	—	12,500
Kenneth S. Robinson, M.D., M.Div. (2)	26,750	—	—	—	—	26,750
Charles P. Theuer, M.D., Ph.D.	29,467	—	114,300	—	—	143,767
Robert J. Wills, Ph.D. (4)	27,200	—	114,300	—	342,811	484,311

(1)

The amounts are valued based on the aggregate grant date fair value of the option awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). See our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020, for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to FASB ASC Topic 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a non-employee director realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the non-employee director’s continued service on our board of directors.

(2)

Mr. Hyde, Mr. Glass and Drs. Neil and Robinson resigned from our board of directors on June 7, 2019, in connection with the completion of the Merger. All fees were earned prior to the completion of the Merger.

(3)	Dr. Liu resigned from our board of directors effective December 17, 2019.
(4)

Prior to the Merger, Dr. Wills served as GTx’s Executive Chairman and was an employee of the Company. “All other compensation” for Dr. Wills for 2019 includes: (a) consulting fees of $3,500 paid for his consulting services to us following the Merger, (b) $108,376 in base salary paid to Dr. Wills prior to his termination of employment in connection with the Merger, (c) severance in the amount of $226,600 paid to Dr. Wills in connection with his termination of employment in connection with the Merger, and (d) $4,335 in 401(k) matching contributions prior to the Merger.

As of December 31, 2019, the current and former non-employee directors listed in the table above held the following number of outstanding equity awards:

Name	Stock Options Held as of December 31, 2019	Restricted Stock Units Held as of December 31, 2019
Michael G. Carter, M.D., Ch.B., F.R.C.P.	36,495	—
Man Cho	30,000	—
David F. Hale	40,000
J.R. Hyde, III	—	—
J. Kenneth Glass	—	—
Daniel L. Kisner, M.D.	30,000	—
William R. LaRue	30,000	16,144
Yanjun Liu, Ph.D.	2,500	—
Xin Nakanishi, Ph.D.	30,000	—
Garry A. Neil, M.D.	—	—
Kenneth S. Robinson, M.D., M.Div.	—	—
Charles P. Theuer, M.D., Ph.D.	30,000	14,677
Robert J. Wills, Ph.D.	58,570	—

Termination of Robert J. Wills, Ph.D. as Executive Chairman, in Connection with the Merger

On June 7, 2019, in connection with the completion of the Merger, the Company terminated Dr. Wills’ employment as Executive Chairman. Dr. Wills remains a director on the Board.  Following his termination of employment and his execution and non-revocation of a general release of claims (the “Wills Release Agreement”), Dr. Wills received certain severance benefits, including: (1) a lump sum payment in an amount equal to $226,600; (2) full acceleration of the vesting of all equity awards held by Dr. Wills at the time of the termination, and an extension of the post-termination exercise period of any stock options held by Dr. Wills through the earlier of (a) the first anniversary of the closing of the Merger or (b) the original outside expiration date of such stock options; (3) reimbursement of or direct payment by us with respect to the premiums for continued coverage under of COBRA, or other applicable law for a period continuing until the earlier of 12 months following the employment termination date, the date he becomes eligible for group health insurance coverage through a new employer, or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

GTx Directors’ Deferred Compensation Plan

Prior to the Merger, the GTx non-employee directors had the opportunity to defer all or a portion of their fees under the GTx Directors’ Deferred Compensation Plan. Deferrals were made into a cash account, a stock account, or a combination of both. Deferrals into a cash account accrued interest at the prime rate of interest announced from time to time by a local bank utilized by GTx, and deferrals into a stock account accrued to the deferring director rights in shares of GTx common stock equal to the cash compensation then payable to the director for his or her board service divided by the then current fair market value of GTx common stock. Under the Directors’ Deferred Compensation Plan, amounts credited to cash or stock accounts were to be distributed in a single lump sum on the date, if any, selected by the director pursuant to his or her election or, if no such election is made or if the selected distribution date is after his or her separation from service, then the distribution would be made on the date of his or her separation from service in the form of a single lump sum (subject to deferral under certain circumstances to the extent necessary to avoid the incurrence of adverse personal tax consequences under Section 409A of the Internal Revenue Code). Any fractional shares of common stock were to be distributed in cash. In connection with the Merger, GTx terminated the GTx Directors’ Deferred Compensation Plan and all deferred stock rights thereunder. As a result, the outstanding deferred stock rights were settled at the closing in shares, to the extent shares had been credited to non-employee director stock accounts under the plan. Any deferrals under the GTx Director Deferred Compensation Plan on or after January 3, 2019 were settled in cash. The non-employee directors listed in the table above received the following distributions of shares in connection with the closing of the Merger in connection with the termination of the plan: Dr. Carter, 518 shares; Mr. Hyde, 10,039 shares; Mr. Glass, 93 shares; Dr. Neil 5,251 shares, and Dr. Robinson, 6,600 shares.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the Annual Meeting, the three nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF DANIEL L. KISNER, M.D., WILLIAM R. LARUE, AND CHARLES P. THEUER, M.D., PH.D.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, LLP has served as our independent registered public accounting firm since the completion of the Merger, and previously served as independent registered public accounting firm for Private Oncternal. Ernst & Young, LLP, served as our independent registered public accounting firm prior to the completion of the Merger. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s amended and restated certificate of incorporation or the Company’s amended and restated bylaws. However, the audit committee is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain the firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

Services Rendered to the Company by BDO USA, LLP Following the Merger

The following table represents aggregate fees billed to us for services rendered to the Company related to the fiscal year ended December 31, 2019, by BDO USA, LLP, our independent registered public accounting firm.

Year Ended December 31,
2019

Audit Fees (1)	$376,148
Audit Related Fees	—
Tax Fees	—
All Other Fees	—

Total	$376,148

(1)

Audit Fees consist of fees billed for professional services performed by BDO USA, LLP for the audit of our annual financial statements and internal control over financial reporting, reviews of our financial statements included in our quarterly reports on Form 10-Q and annual report on Form 10-K, services in connection with securities offerings, review of our registration statement on Form S-3 and related services that are normally provided in connection with statutory and regulatory filings or engagements.

Services Rendered to Private Oncternal by BDO USA, LLP Prior to the Merger

The following table represents aggregate fees billed to us for services rendered to Private Oncternal related to the fiscal years ended December 31, 2019 and 2018, by BDO USA, LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2019	2018
	(in thousands)
Audit Fees (1)	$26,483	$209,235
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$26,483	$209,235

(1)

Audit Fees consist of fees billed for professional services performed by BDO USA, LLP for the audit of our annual financial statements, services in connection with securities offerings, review of our registration statement on Form S-4 or S-4/A and related services that are normally provided in connection with planned statutory and regulatory filings or engagements.

Services Rendered to the Company by Ernst & Young, LLP, Prior to the Merger

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2019 and 2018, by Ernst & Young, LLP.

	Year Ended December 31,
	2019	2018
	(in thousands)
Audit Fees (1)	$125,000	$384,500
Audit Related Fees	—	—
Tax Fees	20,600	20,000
All Other Fees	40,600	—

Total	$186,200	$404,500

(1)

Audit Fees consist of fees billed for professional services performed by Ernst & Young, LLP, for the audit of our annual financial statements, review of our quarterly reports on Form 10-Q, services in connection with securities offerings, review of our registration statement on Form S-4 and related services that are normally provided in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee chairman or the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2019 and 2018. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.   The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of BDO USA, LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of BDO USA, LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as “Against” votes. The approval of proposal 2 is a routine proposal on which a broker or other nominee are expected to have discretionary authority to vote. Accordingly, no broker non-votes are expected to result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 3:

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE

NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Oncternal Therapeutics, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Oncternal Therapeutics, Inc.’s Proxy Statement for the 2020 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure.”

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as “Against” votes. Brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner and broker non-votes will have no effect on this proposal. At our 2017 Annual Meeting, the stockholders recommended that stockholders vote on the compensation of our named executive officers every three years, and, as such, the board has determined that we will conduct a “say-on-pay” vote every three years.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock at April 13, 2020, for:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 300, San Diego, California 92130. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us by the stockholders, that each person or group named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 15,392,377 shares of common stock outstanding on April 13, 2020, and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of stock options. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Number of Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% or Greater Stockholders:
Shanghai Pharmaceutical (USA) Inc. (1)	2,495,124	16.2%
J.R. Hyde, III (2)	1,069,383	6.9%
Entities affiliated with MagnaSci Ventures (3)	1,425,317	9.1%

	Number of Shares Beneficially Owned
Beneficial Owner	Number	Percentage
Named Executive Officers and Directors
James B. Breitmeyer, M.D., Ph.D. (4)	647,050	4.1%
Michael G. Carter, M.D., Ch.B., F.R.C.P. (5)	14,513	*
Man Cho (6)	4,166	*
David F. Hale (7)	731,044	4.7%
Daniel L. Kisner, M.D. (8)	7,500	*
William R. LaRue (9)	33,955	*
Xin Nakanishi, Ph.D. (10)	7,500	*
Charles Theuer, M.D., Ph.D. (11)	22,177	*
Robert J. Wills, Ph.D. (12)	36,070	*
Hazel M. Aker (13)	67,394	*
Mark S. Hanover (14)	49,086	*
Henry P. Doggrell (15)	27,619	*
Frank J. Hsu, M.D. (16)	16,280	*
All current directors and executive officers as a group (14 persons)	1,754,446	10.9%

*	Indicates beneficial ownership of less than 1% of total outstanding common stock.
(1)

Shanghai Pharmaceutical (USA) Inc. (“SPH USA”) is a wholly-owned subsidiary of Shanghai Pharmaceuticals Holding Co., Ltd., a joint stock company incorporated in the People’s Republic of China with limited liability (“SPH”). The board of directors of SPH has voting and investment power over the shares held by SPH USA, and consists of Zhou Jun, Cho Man, Li Yongzhong, Shen Bo, Li An, Wan Kam To, Tse Cho Che, Cai Jiangnan and Hong Liang. Directors Yanjun Liu, M.D., Ph.D. and Xin Nakanishi, Ph.D. are affiliated with SPH but do not have voting or investment power over the shares held by SPH USA. The registered address of SPH USA is Two Penn Center Plaza, Suite 200, 1500 John F. Kennedy Blvd., Philadelphia, PA 19102.

(2)

Consists of (i) 885,015 shares held directly by J.R. Hyde, III, (ii) 2,076 shares held by Pittco Associates III, L.P., (iii) 55,938 shares held by Pittco Investments, L.P., entities controlled by Mr. Hyde, (iv) 3,092 shares held by Mr. Hyde’s spouse for which he has shared voting dispositive power over, (v) 26,351 shares held by trusts for the benefit of Mr. Hyde’s children (the “Hyde

Family Trusts”) for which Mr. Hyde ultimately has shared voting and dispositive power over, and (vi) and 96,907 shares issuable upon exercise of a warrant issued to Mr. Hyde in September 2017 (the “2017 Warrant”). The address for Mr. Hyde is 17 West Pontotoc Avenue, Suite 100, Memphis, TN 38103.

(3)

Consists of (i) 693,905 shares of common stock and warrants to purchase 104,085 shares of common stock held by MagnaSci Fund, L.P., (ii) 179,383 shares of common stock and warrants to purchase 26,908 shares of common stock held by MagnaSci Fund II, L.P. and (iii) 366,114 shares of common stock and warrants to purchase 54,917 shares of common stock held by MagnaSci Co-Investments, L.L.C. MagnaSci GP, L.L.C. is the sole general partner of MagnaSci Fund and MagnaSci Fund II. Cooper Collins is a Manager of MagnaSci GP and MagnaSci Co-Investments, and has voting and investment power over the shares held by MagnaSci Fund, MagnaSci Fund II and MagnaSci Co-Investments. The address of MagnaSci Fund, MagnaSci Fund II and MagnaSci Co-Investments is 123 N. Post Oak Lane, Suite 410, Houston, TX 77024.

(4)

Consists of (i) 255,592 shares of common stock held directly by Dr. Breitmeyer, (ii) 353,094 shares of common stock underlying options held by Dr. Breitmeyer that are exercisable as of April 13, 2020, or that will become exercisable within 60 days after such date, (iii) 21,544 shares of common stock and warrants to purchase 733 shares of common stock held by the Breitmeyer Trust, (iv) 733 shares of common stock held by Dr. Breitmeyer as custodian for his child, and (v) 15,354 shares of common stock underlying options held by Dr. Breitmeyer’s wife, Mary Breitmeyer, that are exercisable as of April 13, 2020, or that will become exercisable within 60 days after such date. Dr. Breitmeyer and Ms. Breitmeyer are the trustees of the Breitmeyer Trust, and in such capacity have joint power to vote and dispose of the shares held by the Breitmeyer Trust.

(5)

Consists of 518 shares of common stock held 13,995 shares of common stock underlying options held that are exercisable as of April 13, 2020, or that will become exercisable within 60 days after such date.

(6)	Consists of 4,166 shares of common stock underlying options held by Mr. Cho that are exercisable as of April 13, 2020, or that will become exercisable within 60 days after such date.
(7)

Consists of (i) 699,406 shares of common stock and warrants to purchase 3,292 shares of common stock held by Hale BioPharma Ventures, LLC and (ii) 18,346 shares of common stock held by Hale Trading Company. Mr. Hale is the Chairman and Chief Executive Officer of Hale BioPharma Ventures and the Managing Director of Hale Trading Company, and as such has voting and investment control over the shares held by Hale BioPharma Ventures and Hale Trading Company. Amounts also include 3,669 shares that were pledged as collateral by Hale BioPharma Ventures in favor of Oxford Finance LLC on one loan (iii) 10,000 shares of common stock underlying options held by Mr. Hale that are exercisable as of April 13, 2020, or that will become exercisable within 60 days after such date.

(8)	Consists of 7,500 shares of common stock underlying options held by Dr. Kisner that are exercisable as of April 13, 2020, or that will become exercisable within 60 days after such date.
(9)

Consists of (i) 16,144 shares of common stock held directly by Mr. LaRue, including 11,099 shares subject to repurchase by Oncternal, and (ii) 10,030 shares of common stock and warrants to purchase 281 shares of common stock held by the LaRue Trust. Mr. LaRue and his wife, Joyce LaRue, are the trustees of the LaRue Trust, and in such capacity have joint power to vote and dispose of the shares held by the LaRue Trust, and (iii) 7,500 shares of common stock underlying options held by Mr. LaRue that are exercisable as of April 13, 2020, or that will become exercisable within 60 days after such date.

(10)	Consists of 7,500 shares of common stock underlying options held by Dr. Nakanishi that are exercisable as of April 13, 2020, or that will become exercisable within 60 days after such date.
(11)

Consists of (i) 14,677 shares of common stock held directly by Dr. Theuer, (ii) 7,500 shares of common stock underlying options held by Dr. Theuer that are exercisable as of April 13, 2020, or that will become exercisable within 60 days after such date.

(12)	Consists of 36,070 shares of common stock underlying options held by Dr. Wills that are exercisable as of April 13, 2020, or that will become exercisable within 60 days after such date.
(13)

Consists of (i) 4,284 shares of common stock held directly by Ms. Aker, and (ii) 5,015 shares of common stock and warrants to purchase 140 shares of common stock held by the Aker Trust. Ms. Aker and her husband, Larry Aker, are the trustees of the Aker Trust, and in such capacity have joint power to vote and dispose of the shares held by the Aker Trust, and (iii) 57,955 shares of common stock underlying options held by Ms. Aker that are exercisable as of April 13, 2020, or that will become exercisable within 60 days after such date.

(14)	Mr. Hanover resigned from our Company on June 7, 2019, in connection with the completion of the Merger.
(15)	Mr. Doggrell resigned from our Company on June 7, 2019, in connection with the completion of the Merger.
(16)	Consists of 16,280 shares of common stock underlying options held by Dr. Hsu that are exercisable as of April 13, 2020, or that will become exercisable within 60 days after such date.

EXECUTIVE OFFICERS

Executive Officers

The names of our executive officers, their ages, their positions and other biographical information as of April 13, 2020, are set forth below. Executive officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among our directors or executive officers.

Name	Age	Position
James B. Breitmeyer, M.D., Ph.D.	66	Chief Executive Officer, President and Director
Richard G. Vincent	57	Chief Financial Officer, Treasurer and Secretary
Frank J. Hsu, M.D.	59	Chief Medical Officer
Igor P. Bilinsky, Ph.D.	47	Chief Business Officer
Gunnar F. Kaufmann, Ph.D.	44	Chief Scientific Officer
Hazel M. Aker	64	General Counsel

Executive Officers

The biography of James B. Breitmeyer, M.D., Ph.D. can be found above under the heading, “Class III Directors continuing in Office until the 2022 Annual Meeting of Stockholders.”

Richard G. Vincent has served as our Chief Financial Officer, Treasurer and Secretary since the completion of the Merger in June 2019, and previously served as Private Oncternal’s Chief Financial Officer, Treasurer and Secretary since April 2017. From 2012 to August 2019, Mr. Vincent worked as an independent Chief Financial Officer, and he served as Chief Financial Officer and Secretary of Sorrento Therapeutics from January 2011 through February 2015. From 2008 to January 2011, Mr. Vincent served as an independent Chief Financial Officer to several pharmaceutical, biotech and medical device companies, including Avalyn Pharma (co-founder), Meritage Pharma, and Elevation Pharmaceuticals. Mr. Vincent served as Chief Financial Officer for Verus Pharmaceuticals from 2004 to 2008, and Women First Healthcare from 2003 to 2005. Mr. Vincent’s areas of responsibility have spanned all areas of finance, treasury, investor and public relations, human resources, information technology, facilities and project management. From 1987 to 1995, Mr. Vincent held a number of positions with Deloitte & Touche LLP, the last of which was senior manager, where he specialized in emerging growth and publicly-reporting companies. Mr. Vincent became a Certified Public Accountant in California in 1989 and holds a B.S. degree in business with an emphasis in accounting from San Diego State University.

Frank J. Hsu, M.D., has served as our Chief Medical Officer since August 2019. From October 2013 to October 2018, he served as Vice President and Head of Oncology at Immune Design Corporation prior to its acquisition by Merck Co., Inc., where he was responsible for development of several immuno-oncology programs and first-in-human studies and later stage studies in both hematologic malignancies and solid cancers. From June 2012 to June 2013, Dr. Hsu served as Chief Medical Officer at Zyngenia, Inc., where he was responsible for development of its multivalent antibody/protein therapeutics. Dr. Hsu started his biotech industry career as a Senior Medical Director at Genzyme Corporation from November 2002 to 2012, prior to its acquisition by Sanofi, S.A, and over a 10-year period led several multifunctional teams and oversaw the clinical development of multiple investigational and approved agents, including Mozobil®, Campath®, fresolimumab, and other immuno-oncology agents. Before joining the biotech industry, Dr. Hsu had a distinguished career in academics. He was a faculty member at Yale University from September 1996 through December 2002, serving as an Assistant Professor of Medicine in the Section of Oncology and co-Director/Director of the Immunology Research Program of the Yale Cancer Center, and was a clinical and research fellow with Dr. Ron Levy at Stanford from 1990 to 1996. Dr. Hsu’s basic and translational research was in the development of lymphoma vaccines and antibody therapeutics and included the first clinical trial of a dendritic cell-based vaccine. These clinical studies provided the rationale and basis for the development of Provenge®. Dr. Hsu holds a B.S. degree in biology from Stanford University, and an M.D. degree from Harvard Medical School and the Health Science and Technology Program at the Massachusetts Institute of Technology. He completed his internship/residency in Internal Medicine at the University of California, San Francisco and his oncology training at Stanford University.

Igor P. Bilinsky, Ph.D., has served as our Chief Business Officer since September 2019. From January 2017 to January 2019, Dr. Bilinsky served as Chief Operating Officer of AmpliPhi Biosciences, a biotechnology company developing targeted therapies for patients with life-threatening bacterial infections. From September 2015 to January 2017, he was General Manager, Immuno-Oncology, and Senior Vice President, Special Operations and Research Operations, at Ignyta, a biotechnology company focused on precision medicine in oncology that was acquired by Roche. From October 2010 to September 2015, Dr. Bilinsky was Senior Vice President, Corporate Development at Vical. From 2007 to 2010 he was Vice President, Business Development and Special Operations at Halozyme Therapeutics, and from 2005 to 2007 he was Chief Executive Officer of Androclus Therapeutics. Dr. Bilinsky was previously a principal in the healthcare practice of Boston Consulting Group, where he advised companies in the biotechnology and pharmaceutical industries on business strategy, operational performance and mergers and acquisitions. Dr. Bilinsky received his B.S. in physics from the Moscow Institute of Physics and Technology and his Ph.D. in physics from the Massachusetts Institute of Technology.

Gunnar F. Kaufmann, Ph.D., has served as our Chief Scientific Officer since August 2019. Dr. Kaufmann has extensive experience in discovery and preclinical development of both biotherapeutics and small molecule drug product candidates, and is responsible for progressing our preclinical product development programs and exploring opportunities to expand the Company’s product development pipeline. Prior to joining the Company, Dr. Kaufmann served as Senior Vice President, Immunotherapy, Head of Research and Global Partnerships at Sorrento Therapeutics, Inc. Dr. Kaufmann was previously a faculty member at The Scripps Research Institute and still serves as Adjunct Assistant Professor in the Departments of Chemistry and Immunology and Microbial Science. Dr. Kaufmann holds a B.S. in human biology from Phillips University Marburg, an M.S. in human biology from Ernst-Moritz-Arndt University Greifswald, and a Ph.D. from The Scripps Research Institute’s Biology Program.

Hazel M. Aker has served as our General Counsel since the completion of the Merger in June 2019, and previously served as General Counsel to Private Oncternal since February 2019. Previously, Ms. Aker worked as an independent legal consultant from 2014 to the present, and was Senior Vice President, General Counsel and Secretary of Cadence Pharmaceuticals, Inc., from April 2007 through its acquisition by Mallinckrodt plc in March 2014. Previously, Ms. Aker served as General Counsel for several pharmaceutical, biotech and medical device companies. Ms. Aker is a member of the State Bar of California and holds a J.D. from the University of San Diego School of Law, and a B.A. from the University of California, San Diego.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Beginning in 2019, our compensation committee retained March & McLennan, LLC, a compensation consultant (“Marsh”), to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. The compensation committee engaged Marsh, which serves at the committee’s discretion, to assist in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Summary Compensation Table

The following table summarizes the compensation that we paid during 2019 and 2018 to: (1) all individuals serving as our principal executive officer during 2019, (2) our two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers as of December 31, 2019, and (3) one additional individual who served as an executive officer during 2019 but was not serving in such capacity as of December 31, 2019, but who is required to be included pursuant to SEC rules. We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Bonus ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
James B. Breitmeyer, M.D., Ph.D. (1)	2019	501,588	—	—	389,000	225,250	—	—	1,115,838
President and Chief Executive Officer	2018	426,028	—	—	92,000	—	—	—	518,028
Marc S. Hanover (5)	2019	213,130	—	—	—	—	—	445,628 (6)	658,759
Former President and Chief Executive Officer	2018	445,628	—	—	659,984	115,863	—	22,338	1,243,813
Hazel M. Aker (1)	2019	150,000	—	—	583,500	59,020	—	20,700	813,220
General Counsel	2018	—	—	—	—	—	—	—	—
Henry P. Doggrell (5)	2019	186,268	—	—	—	—	—	406,701 (7)	592,969
Former Vice President, Chief Legal Officer and Secretary	2018	389,463	—	—	456,912	54,525	—	24,836	925,736
Frank J. Hsu, M.D. (1)	2019	139,583	—	—	568,500	42,643	—	18,417	769,143
Chief Medical Officer	2018	—	—	—	—	—	—	—	—

(1)

Each of Dr. Breitmeyer and Ms. Aker commenced service with our Company on June 7, 2019, upon the closing of the Merger, and Dr. Hsu commenced service with our Company in August 2019. Amounts disclosed for such officers include amounts paid for services provided to both Private Oncternal and the Company during 2019.

(2)

Amounts shown represent the aggregate grant date fair value of the option awards granted during the relevant fiscal year computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named executive officer with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 8, 2019, or for the year ended December 31, 2019, filed with the SEC on March 16, 2020.

(3)

For 2018 for Messrs. Hanover and Doggrell, represents the amounts earned under the GTx bonus plan based on the attainment of pre-established, objective performance goals approved by the GTx compensation committee.  For 2019, the amounts presented in this column represent the aggregate 2019 non-equity incentive plan compensation to which Dr. Breitmeyer, Ms. Aker and Dr. Hsu was entitled, as described below under the heading “Annual Incentive Plan.” Each of Dr. Breitmeyer and Ms. Aker will be paid a portion of his or her 2019 non-equity incentive plan compensation in cash during 2020 at a time determined in the sole discretion of our compensation committee.  The other portion of their 2019 non-equity incentive plan compensation, and all of such compensation earned by Dr. Hsu, was paid in the form of a stock option award that was fully vested upon the date of grant. The number of options to be awarded was determined based on the Black-Scholes option pricing model on February 4, 2020, which resulted in a Black-Scholes value per share of $2.62, and was as follows:  Dr. Breitmeyer, 66,890 stock options; Ms. Aker, 11,080 stock options; and Dr. Hsu, 16,280 stock options.  However, the board of directors approved the grant of such stock options on March 17, 2020.  The grant date fair value of the options awarded to the named executive officers was lower than the portion of the non-equity incentive plan compensation payable to them, as set forth below.  The grant date fair value of the options awarded was determined in accordance with FASB ASC Topic 718 using the Black-Scholes option pricing model using the following assumptions: risk-free interest rate of 0.66%; dividend yield of 0.00%; expected volatility of 90.72%; a contractual term of 5 years; and a stock price of $2.31. The amount in this column for 2019 is the total 2019 non-equity incentive plan compensation earned by each named executive, which exceeded the sum of the portion payable in cash and the grant date fair value of the stock options granted in satisfaction of such amount, as determined under FASB ASC Topic 718 as described in the table below.

Name	Total 2019 Non-Equity Incentive Plan Compensation ($)	Amount of 2019 Non-Equity Incentive Plan Compensation to be Paid in Cash ($)	Portion of 2019 Non-Equity Incentive Plan Compensation to be Satisfied with Stock Option Award ($)	Total Grant Date Fair Value of Stock Options Awarded in Satisfaction of 2019 Non-Equity Incentive Plan Compensation ($)
James B. Breitmeyer, M.D., Ph.D.	225,250	50,000	175,250	154,516
Hazel M. Aker	59,020	30,000	29,020	25,595
Frank J. Hsu, M.D.	42,643	—	42,643	37,607

(4)

Except as otherwise described below, for 2019 amounts shown represent term life insurance and short and long-term disability insurance paid by us on behalf of such named executive officer. For Dr. Hsu, represents reimbursements for relocation and temporary housing.

(5)	Mr. Hanover and Mr. Doggrell resigned from our Company on June 7, 2019, in connection with the completion of the Merger.
(6)

This column includes (a) $445,628 in severance paid to Mr. Hanover in connection with his termination of employment at the time of the Merger, and (b) $6,782 in Cobra insurance coverage through December 31, 2019.

(7)

This column includes (a) $389,463 in severance paid to Mr. Doggrell in connection with his termination of employment at the time of the Merger, (b) $7,451 in 401(k) matching contributions provided during 2019 prior to the Merger, and (c) $9,788 in Cobra insurance coverage through December 31, 2019.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have entered into employment agreements with each of our named executive officers.

Pursuant to each of the employment agreements, Dr. Breitmeyer, Ms. Aker and Dr. Hsu currently receive annual base salaries of $530,000, $240,000, and $400,000, respectively, which amounts are subject to annual review by and at the sole discretion of our board of directors or its designee. Ms. Aker devoted fifty percent of her working time and attention to our business affairs during 2019, and is devoting sixty percent of her working time and attending to our business affairs commencing on January 1, 2020.  Dr. Breitmeyer, Ms. Aker and Dr. Hsu are eligible to earn an annual cash performance bonus equal to up to 50%, 40% and 40%, respectively, of his or her then-current annual base salary. The annual cash performance bonus will be based on his or her and/or our attainment of financial or other operating criteria established by our board of directors or its designee, as determined by our board of directors or its designee.

Pursuant to his employment agreement, Dr. Hsu is also entitled to reimbursement for reasonable relocation expenses and realtor costs in the San Diego, California area, plus a tax gross-up for any taxes Dr. Hsu is required to pay resulting from such relocation reimbursements, up to an aggregate of $125,000 in relocation reimbursements and related tax gross-ups. Additionally, we have agreed to pay or reimburse Dr. Hsu for up to $14,000 for temporary housing in San Diego prior to his relocation.

Pursuant to the employment agreements, if the Company terminates the executive’s employment without “cause” or if the executive resigns for “good reason” (each as defined in the employment agreement), the executive is entitled to the following payments and benefits: (1) a lump sum cash payment in an amount equal to 6 months of his or her base salary as in effect immediately prior to the last day of his or her employment; (2) continuation of health benefits for a period of 6 months following the last day of his or her employment; and (3) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 6-month period following termination had the executive remained continuously employed by the Company during such period.

If the executive is terminated without cause or resigns for good reason within 90 days prior to or during the 12-month period following a “change in control” (as defined in the employment agreement), the executive shall be entitled to receive the following payments and benefits: (1) a lump sum cash payment in an amount equal to 12 months of his or her base salary as in effect immediately prior to the last day of his or her employment; (2) continuation of health benefits for a period of 12 months following the last day of his or her employment; and (3) a lump sum cash payment in an amount equal to his or her “target bonus” (as defined in the employment agreement) for the year in which the termination of employment occurs, prorated to reflect the portion of such year that has elapsed prior to the date of his or her termination of employment or resignation.

In addition, if Dr. Breitmeyer is terminated without cause or resigns for good reason within 90 days prior to or any time following a change in control, the vesting of his outstanding unvested stock awards on the date of his termination of employment will be automatically accelerated. Also, in the event of a change in control, 50% of Dr. Breitmeyer’s outstanding unvested stock awards will vest.  If Ms. Aker is terminated without cause or resigns for good reason within 90 days prior to or twelve (12) months following a change in control, the vesting of her outstanding unvested stock awards on the date of her termination of employment will be automatically accelerated. If Dr. Hsu is terminated without cause or resigns for good reason within twelve (12) months following a change in control, the vesting of his outstanding unvested stock awards on the date of his termination of employment will be automatically accelerated. In the event the executive’s employment terminates due to his or her death or permanent disability, all of his or her outstanding unvested stock awards will vest immediately upon such termination.

The employment agreements also contain standard confidentiality, non-competition and non-solicitation covenants.  In addition, the employment agreements include an Internal Revenue Code (“Code”) Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the executive would be subject to an excise tax under Code Section 4999, the executive will receive either the full amount of such payments or a reduced amount such that no portion of the payments is subject to the excise tax, whichever results in the greater after-tax benefit to the executive.

Executive Compensation Elements

The following describes the material terms of the elements of our executive compensation program during 2019.

2019 Base Salaries

In September 2019, the compensation committee increased the annual base salary for Dr. Breitmeyer from $475,000 to $530,000. The 2019 annual base salaries for Ms. Aker and Dr. Hsu were set by the compensation committee effective upon their dates of hire at $200,000 and $400,000, respectively.

Annual Incentive Plan

In 2019, our board of directors adopted the Oncternal Therapeutics, Inc. Annual Incentive Plan, as amended, or the Bonus Plan. The material terms of the Bonus Plan are summarized below.

Each named executive officer is eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our compensation committee and, with respect to our named executive officers other than our chief executive officer, individual performance.

Bonuses are set based on the executive officer’s base salary as of the end of the year and are expected to be paid out in the following year. Based on the employment agreements with our named executive officers, the target levels for executive bonuses are currently as follows: 50% of base salary for the chief executive officer (100% of which is based on corporate objectives) and 40% of base salary for any other C-level executive (80% of which is based on corporate objectives and 20% of which is based on individual performance). At the beginning of each year, management recommends corporate goals and milestones to our compensation committee to be reviewed and approved for the year. These goals and milestones and the proportional emphasis placed on each are expected to be set by our compensation committee after considering management input and our overall strategic objectives. It is expected that these goals will generally relate to factors such as clinical development, regulatory, business development, financial and operational goals.

The compensation committee determines the level of achievement of the corporate goals for each year. This achievement level is then applied to each named executive officer’s target bonus to determine that year’s total bonus opportunity, before any determination of the individual component of the award. The individual component of each named executive’s bonus award is not necessarily based solely on the achievement of any predetermined criteria or guidelines. The compensation committee’s assessment of each of the named executive officer may also include a quantitative analysis of the officer’s overall performance of his or her duties during the year. In coming to this determination, the compensation committee does not follow any specific guidelines regarding the exercise of such discretion.

For 2019, the corporate performance objectives generally fell into the following categories: (1) objectives related to continued progress in the area of clinical and preclinical development, and (2) financial and corporate objectives. The clinical development objectives included meeting timelines for clinical trials and related activities for the Company’s cirmtuzumab and TK216 product candidates, and the preclinical development objectives included developing the Company’s CAR-T therapy candidate that targets ROR1. The financial and corporate objectives primarily included completing the Merger and expanding the Company’s operating team. Quantitative measures were not established for the corporate objectives for 2019. Instead these performance objectives and areas of emphasis were used as a guide by the compensation committee and board of directors in determining overall corporate performance as they represented those areas in which the named executive officers and our employees were expected to focus their efforts during the year.

In evaluating management’s performance relative to corporate performance for 2019, our compensation committee differentiated between pre-Merger and post-Merger objective achievement, and determined to award a corporate achievement level of 85% for eligible employees who were employed by us prior to the Merger, and 70% for eligible employees whose employment commenced after the Merger. In coming to its final determination regarding the overall corporate achievement percentage, the compensation committee considered our progress in enrolling patients in clinical trials of cirmtuzumab and TK216 and publication of preliminary data from those clinical trials. Our compensation committee also considered our efforts related to progressing preclinical assets, the successful completion of the Merger, and hiring of key new executive management personnel. This corporate achievement level was then used to determine the portion of each named executive officer’s bonus tied to corporate performance. Dr. Breitmeyer and Ms. Aker, whose employment commenced prior to the Merger, were awarded bonuses based on the 85% corporate achievement level, and the bonus for Dr. Hsu, whose employment commenced after the Merger, was based on the 70% corporate achievement level.

Our board of directors determined that a portion of each named executive officer’s 2019 bonus that related to post-Merger performance would be paid in the form of stock options that were fully vested on the grant date.  The portion of the 2019 bonus payable with respect to pre-Merger performance for those named executive officers that were employed by Private Oncternal prior to the Merger are payable in cash, but the timing of such payment has been delayed and will be determined in the sole discretion of the compensation committee.  The bonuses earned by our named executive officers for 2019 performance, and the portions of such bonuses payable in cash and in the form of stock options, are set forth in the “Summary Compensation Table” above.

Equity Compensation

We offer stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. We typically grant equity awards to new hires upon their commencing employment with us. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Generally, the stock options we grant vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, subject to the employee’s continued employment with us on each vesting date. Stock options granted to our named executive officers may be subject to accelerated vesting in certain circumstances. For additional discussion, please see “Employment Agreements” above and “Change in Control Benefits” below.

Our board of directors has adopted, and our stockholders have approved, our 2019 Incentive Award Plan in order to facilitate the grant of equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of its affiliates and to enable our Company and certain of its affiliates to attract, retain and motivate persons who make (or are expected to make) important contributions to our Company by providing these individuals with equity ownership opportunities.

In September 2019, the compensation committee awarded stock options to Dr. Breitmeyer and Ms. Aker for 100,000 shares and 150,000 shares, respectively. These stock options vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, subject to continued employment with us on the vesting date.

In August 2019, the compensation committee granted stock options to Dr. Hsu for 150,000 shares, which have the same four-year vesting schedule described above.

The stock options are also subject to accelerated vesting in certain circumstances. For additional discussion, please see “Employment Agreements” above and “Change in Control Benefits” below.

Retirement Plans

We currently maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax basis through contributions to the plan. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally. Currently, we do not match contributions made by participants in the 401(k) plan. We believe that providing a vehicle for retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.

Pursuant to his employment agreement, Dr. Hsu is also entitled to reimbursement for reasonable relocation expenses and realtor costs in the San Diego, California area, plus a tax gross-up for any taxes Dr. Hsu is required to pay resulting from such relocation reimbursements, up to an aggregate of $125,000 in relocation reimbursements and related tax gross-ups. Additionally, we have also agreed to pay or reimburse Dr. Hsu for up to $14,000 for temporary housing in San Diego prior to his relocation.

We also provide Dr. Breitmeyer, Ms. Aker and Dr. Hsu with term life insurance and disability insurance at our expense. We do not provide our named executive officers with any other significant perquisites or other personal benefits.

Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. The employment agreements of Dr. Breitmeyer, Ms. Aker and Dr. Hsu entitle them to accelerated vesting of certain outstanding equity awards upon a change in control of our company, as described above under “Employment Agreements.”

Termination Arrangements with Messrs. Hanover and Doggrell

Termination of Marc S. Hanover as Chief Executive Officer

On June 7, 2019, in connection with the Merger, the company terminated Marc S. Hanover, Chief Executive Officer. Following his termination of employment and his execution and nonrevocation of a general release of claims, Mr. Hanover received certain severance benefits, including: (1) a lump sum payment in an amount equal to $445,628; (2) full acceleration of the vesting of all equity awards held by Mr. Hanover at the time of the termination, and an extension of the post-termination exercise period of any stock options held by Mr. Hanover through the earlier of (a) the second anniversary of the closing of the Merger or (b) the original outside expiration date of such stock options; and (3) reimbursement of or direct payment by us with respect to the premiums for continued coverage under the COBRA or other applicable law for a period continuing until the earlier of 12 months following the employment termination date, the date he becomes eligible for group health insurance coverage through a new employer, or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

Termination of Henry P. Doggrell as Vice President, Chief Legal Officer and Secretary

On June 7, 2019, in connection with the Merger, the company terminated Henry P. Doggrell, Vice President, Chief Legal Officer and Secretary. Following his termination of employment and his execution and nonrevocation of a general release of claims, Mr. Doggrell received certain severance benefits, including: (1) a lump sum payment in an amount equal to $389,463; (2) full acceleration of the vesting of all equity awards held by Mr. Doggrell at the time of the termination, and an extension of the post-termination exercise period of any stock options held by Mr. Doggrell through the earlier of (a) the second anniversary of the closing of the Merger or (b) the original outside expiration date of such stock options; and (3) reimbursement of or direct payment by the Company with respect to the premiums for continued coverage under COBRA or other applicable law for a period continuing until the earlier of 12 months following the employment termination date, the date he becomes eligible for group health insurance coverage through a new employer, or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

Outstanding Equity Awards at December 31, 2019

The following table sets forth specified information concerning outstanding equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2019.

	Option Awards (1)
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
James B. Breitmeyer, M.D., Ph.D.	9/1/2015	(2)	117,417	—	—	0.68	9/1/2025
	11/15/2018	(3)	42,197	—	126,590	0.81	11/15/2028
	9/12/2019	(1)		100,000		5.76	9/12/2029

Marc S. Hanover	1/1/2011	(2)	1,000	—	—	185.50	1/1/2021
	1/1/2012	(2)	1,000	—	—	235.20	1/1/2022
	1/1/2013	(2)	1,285	—	—	294.00	1/1/2023
	4/3/2014	(2)	7,142	—	—	109.20	4/3/2024
	6/5/2014	(2)	3,571	—	—	93.10	6/5/2024
	1/1/2015	(2)	5,714	—	—	49.00	1/1/2025
	2/28/2017	(2)	13,571	—	—	32.97	2/28/2027
	1/1/2018	(2)	9,285	—	—	88.97	1/1/2028

Hazel M. Aker	9/12/2019	(1)		150,000	—	5.76	9/12/2029

Henry P. Doggrell	1/1/2011		500	—	—	185.50	1/1/2021
	1/1/2012	(2)	335			235.20	1/1/2022
	1/1/2012	(2)	164	—	—	235.20	1/1/2022
	1/1/2013	(2)	785	—	—	294.00	1/1/2023
	10/1/2013	(2)	1,428	—	—	131.00	1/1/2023
	6/5/2014	(2)	2,857	—	—	93.10	6/5/2024
	1/1/2016	(2)	3,571	—	—	49.00	1/1/2026
	2/28/2017	(2)	11,428	—	—	32.97	2/28/2027
	1/1/2018	(2)	6,428	—	—	88.97	1/1/2028

Frank J. Hsu, M.D.	8/26/2019	(1)	—	150,000	—	5.76	9/12/2029

(1)

Except as described below, 25% of the shares subject to the option vest on the first anniversary of the date of grant and the remainder vest in equal monthly installments over the thirty-six months thereafter. With respect to the options granted to Ms. Aker, 25% of the shares subject to the option vest on March 1, 2020, and the remainder vest in equal monthly installments over the thirty-six months thereafter.  The stock options are also subject to accelerated vesting in certain circumstances. For additional discussion, please see “Employment Agreements” and “Change in Control Benefits” above.

(2)	The options are vested and exercisable in full.
(3)

Subject to Dr. Breitmeyer's continuous service as Oncternal's Chief Executive Officer through the applicable vesting date, options granted to him on November 15, 2018 shall vest as follows: (a) 21,099 of the shares subject to the option shall vest on completion of the Phase 1 study of TK216 in Ewing sarcoma; (b) 21,099 of the shares subject to the option shall vest on completion of the Phase 1 study of TK216 in AML; (c) 21,098 of the shares subject to the option shall vest on completion of both Parts 1 and 2 of the Cirmtuzumab CLL/MCL study; (d) 21,098 of the shares subject to the option shall vest on such date as ROR1 CAR-T materials are ready for human testing; (e) 21,098 of the shares subject to the option shall vest on completion of the Phase 1 study for a ROR1 CAR-T; and (f) 21,098 of the shares subject to the option shall vest on the consummation of a sale of the Company's securities, or comparable transaction, resulting in gross proceeds to the Company of at least $40 million in the aggregate (and if such financing is completed in tranches, satisfaction of this vesting event shall occur upon the closing of the tranche that results in the gross proceeds to the Company from such financing equaling or exceeding $40,000,000 in the aggregate). Additionally, 42,197 of the options vested upon the board's approval of the vesting of such portion of the options in recognition of the closing of the Merger, effective June 19, 2019.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes securities available under our equity compensation plans as of December 31, 2019.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights			Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)			(b)		(c)
Equity compensation plans approved by security holders	Options	1,957,667	(1)	$14.19			494,583	(2)
Equity compensation plans not approved by security holders	—	—		—	—	—	—

(1)

Represents shares of our common stock underlying stock options granted under, as applicable: (i) the GTx, Inc. 2013 Equity Incentive Plan (the “2013 Plan”); and (ii) the Oncternal Therapeutics, Inc., 2019 Incentive Award Plan. From and after the closing date of the Merger, the 2019 Incentive Award Plan is the only plan under which we may grant new equity awards.

(2)	Represents shares remaining available for issuance under our 2019 Incentive Award Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2018, to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unaffiliated third parties.

Director and Executive Officer Compensation

Please see “Proposal 1—Director Compensation” for additional information regarding compensation of our directors. Please see “Executive Compensation and Other Information” for additional information regarding compensation of our executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation and Other Information—Narrative Disclosure to Summary Compensation Table—Employment Agreements.”

Indemnification Agreements

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Compensation of Mary Breitmeyer

Mary Breitmeyer, who is Dr. Breitmeyer’s spouse, is a part-time employee of Oncternal and formerly a part-time employee of Private Oncternal. Ms. Breitmeyer receives compensation for her services as an employee. During 2019, Ms. Breitmeyer received total cash compensation of $74,675 from Private Oncternal and the Company and Ms. Breitmeyer’s base salary for 2020 is $74,675. In January 2020, Ms. Breitmeyer received options to purchase 22,000 shares of the Company’s common stock at an exercise price of $4.13 per share as part of her 2019 equity incentive plan compensation and Ms. Breitmeyer may be paid $20,000 as 2019 non-equity incentive plan compensation in cash during 2020 at a time determined in the sole discretion of our compensation committee.

Arrangements with Shanghai Pharmaceutical (USA) Inc. (“SPH USA”)

Effective in September 2019, the Company and SPH USA entered into a Materials Supply and Services Agreement (“SPH USA Services Agreement”), pursuant to which the Company and SPH USA may execute one or more statements of work for the transfer to SPH USA of key reagents and other materials, and for the supply of certain services by the Company to SPH USA, as contemplated under and in furtherance of the License and Development Agreement between the Company and SPH USA effective as of November 2018.

In November 2018, Private Oncternal entered into a license and development agreement the (“SPH USA License Agreement”) with SPH USA, under which Private Oncternal granted rights to manufacture, develop, market, distribute and sell in the People’s Republic of China, Hong Kong, Macau, and Taiwan (the “SPH USA Territory”) Private Oncternal’s product candidates under the its license agreement with Georgetown University (the “Georgetown License Agreement”) and its license agreement with the University of California San Diego (the “UC San Diego License”). Under the SPH USA License Agreement, SPH USA is solely responsible for all pre-clinical and clinical development activities specific to obtaining regulatory approval for such product candidates in the SPH USA Territory, any third-party license milestone or royalty payments owed under the Georgetown License Agreement and the UC San Diego License Agreement, and paying Oncternal a low single digit royalty on net sales of licensed products in the SPH USA Territory. The SPH USA License Agreement will expire on a licensed product-by-licensed product and country/region-by-country/region basis on the later of ten years from the date of first commercial sale or when there is no longer a valid patent claim covering such licensed product in such country/region.

Also in November 2018, Private Oncternal issued and sold in a closing an aggregate of 34,000,000 shares of series C preferred stock for aggregate consideration of approximately $17.0 million to SPH USA. In connection with the Merger, these shares were exchanged for 2,495,124 shares of the Company’s common stock, which is the equivalent price of $6.81 per share.

Xin Nakanishi, Ph.D. and Man Cho are members of the Oncternal board of directors and are affiliated with Shanghai Pharmaceuticals Holding Co., Ltd., a joint stock company incorporated in the People’s Republic of China with limited liability (“SPH”).  Additionally, Yanjun Liu, M.D., Ph.D. served as a member of the Oncternal board of directors from the Merger until December 17, 2019 and is also affiliated with SPH.  Dr. Liu and Dr. Nakanishi also served as members of the Private Oncternal board of directors prior to the Merger and were SPH USA’s designees to the Oncternal board of directors in connection with the Merger. SPH USA is the wholly-owned subsidiary of SPH and holds more than 5% of Oncternal’s outstanding common stock. For more information about SPH’s beneficial ownership of Oncternal common stock see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Newfront Insurance

In January 2019, the Company engaged Newfront Insurance as its primary insurance broker effective as of the Merger. The son of Richard Vincent, the Company’s Chief Financial Officer, acted as the Company’s agent at Newfront Insurance. As of March 31, 2020, the Company paid total related policy premiums of approximately $1.2 million, for which Mr. Vincent’s son received a commission of approximately $0.1 million.

Policies and Procedures for Related Party Transactions

Pursuant to our audit committee charter, our audit committee is responsible for reviewing and approving all transactions with related parties which are required to be reported under applicable SEC regulations, other than compensation-related matters. We have adopted a written procedure for review of, or standards for approval of, these transactions by our audit committee.

STOCKHOLDER PROPOSALS

Stockholders of Oncternal may submit proposals on matters appropriate for stockholder action at meetings of Oncternal’s stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For such proposals to be included in Oncternal’s proxy materials relating to the 2021 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received at our executive offices no later than January 1, 2021. However, if our 2021 Annual Meeting of Stockholders is not held between May 12, 2021 and July 11, 2021, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials. All such proposals must comply with all applicable requirements of Rule 14a-8 and be sent to Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 300, San Diego, CA 92130, Attention: Corporate Secretary.

Pursuant to our amended and restated bylaws, or our bylaws, stockholders wishing to submit director nominations or other stockholder proposals, except in the case of proposals made in accordance with Rule 14a-8, must, in addition to complying with applicable laws and regulations and the requirements of our bylaws, provide timely notice thereof in writing to our Corporate Secretary. To be timely for the 2021 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, not later than the close of business on January 1, 2021, nor earlier than the close of business on December 2, 2020. However in the event that we do not hold our 2021 Annual Meeting of Stockholders between May 12, 2021 and July 11, 2021, such notice by the stockholder will be timely if it is delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the 2021 Annual Meeting of Stockholders and not later than the close of business on the later of the ninetieth (90th) day prior to the 2021 Annual Meeting of Stockholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations A stockholder's notice to our Corporate Secretary must set forth the information required by our bylaws with respect to each director nominee or proposal the stockholder proposes to bring before the annual meeting. The chairman of the 2021 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. A copy of our bylaws may be obtained by writing to Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 300, San Diego, CA 92130, Attention: Corporate Secretary. If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on April 13, 2020 (the record date for our 2020 Annual meeting) may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our Company at such date. Requests should be directed to Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 300, San Diego, California 92130; Attention: Corporate Secretary. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

Stockholders Sharing the Same Address:  The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to Oncternal Therapeutics, Inc., 12230 El Camino Real, Suite 300, San Diego, California 92130; Attention: Corporate Secretary, or by calling (858) 434-1113. We will send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an  address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or sending a written request to Oncternal Therapeutics, Inc. at the address above or by calling (858) 434-1113.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors
/s/ James B. Breitmeyer
James B. Breitmeyer, M.D., Ph.D.
President, Chief Executive Officer and Director

San Diego, California

April 29, 2020

ONCTERNAL therapeutics 2020 ANNUAL MEETING OF ONCTERNAL THERAPEUTICS, INC. Date: June 11, 2020 Time: 8:00 A.M. (Pacific) Place: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ONCT for more details. Please make your marks like this: Use dark black pencil or pen only The Board of Directors Recommends you vote FOR all of the following: 1: Election of Class I Directors 01 Daniel L. Kisner, M.D. 02 William R. LaRue 03 Charles P. Theuer, M.D., Ph.D. For Withhold Board of Directors Recommend For For For The Board of Directors Recommends you vote FOR the following: 2: Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2020. 3: Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. For Against Abstain For For NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the 2020 Annual Meeting or any adjournments or postponements thereof. TO ATTEND the Annual Meeting of Oncternal Therapeutics, Inc., please visit www.proxydocs.com/ONCT for virtual meeting registration details. Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. ONCTERNAL therapeutics 2020 Annual Meeting of Stockholders of Oncternal Therapeutics, Inc. to be held on Thursday, June 11, 2020 for Holders as of April 13, 2020 This proxy is being solicited on behalf of the Board of Directors INTERNET Go To www.proxypush.com/ONCT Cast your vote online. View Meeting Documents. OR TELEPHONE 866-586-3107 Cast your vote using any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. OR MAIL Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints James B. Breitmeyer and Richard G. Vincent, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Oncternal Therapeutics, Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR THE PROPOSALS IN PROPOSALS 2 AND 3. PROXY TABULATOR FOR ONCTERNAL THERAPEUTICS, INC. P.O.BOX 8016 CARY, NC 27512-9903

Proxy — Oncternal Therapeutics, Inc. 2020 Annual Meeting of Stockholders June 11, 2020, 8:00 a.m. (Pacific Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints James B. Breitmeyer and Richard G. Vincent (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Oncternal Therapeutics, Inc., a Delaware corporation (“the Company”). The undersigned is entitled to vote at the 2020 Annual Meeting of Stockholders of the Company to be held Via the Internet at www.proxydocs.com/ONCT, on June 11, 2020, at 8:00 a.m. (Pacific) and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Proposal 1: To elect three (3) directors to our Board of Directors: Daniel L. Kisner, M.D., William R. LaRue, and Charles P. Theuer, M.D., Ph.D. 2. Proposal 2: To consider and vote upon the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2020; 3. Proposal 3: To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and 4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The Board of Directors of the Company recommends a vote “FOR” all nominees for director in Proposal 1 and “FOR” each of Proposal 2 and Proposal 3. To view the proxy statement and annual report, go to: www.proxydocs.com/ONCT This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided.